SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2001


                                 CONCEPTUS, INC.
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               (Exact Name of Registrant as Specified in Charter)



                                    000-27596
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                            (Commission File Number)

              Delaware                                     97-3170244
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   (State or Other Jurisdiction of                      (I.R.S. Employer
          Incorporation)                               Identification No.)


                1021 Howard Avenue, San Carlos, California 94070
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               (Address of Principal Executive Offices) (Zip Code)

                                 (650) 802-7240
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)







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ITEM 5.  OTHER EVENTS.

                  On April 12, 2001, Conceptus, Inc. issued a press release announcing that it had completed a private placement of approximately 1,643,000 shares of its Common Stock, par value $.003 per share, to institutional and other accredited investors. Text of the press release follows:

                   CONCEPTUS COMPLETES $11.5 MILLION FINANCING

SAN CARLOS, Calif. (April 12, 2001) - Conceptus, Inc. (NASDAQ NM: CPTS), developer of the STOP(TM) (Selective Tubal Occlusion Procedure) non-surgical permanent birth control device for women, today announced the completion of a private placement of approximately 1,643,000 shares of newly issued common stock to select institutional and other accredited investors led by The Kaufmann Fund at a price of $7 per share.

The per share price was determined on April 6, 2001, based on the Company's closing stock price on April 5, 2001. UBS Warburg LLC served as the placement agent for the offering.

"The  close of this  financing  demonstrates  the high level of  confidence  our investors have in Conceptus, which is particularly noteworthy given the difficulties many other companies are facing in raising capital in today's environment," stated Glen Furuta, Chief Financial Officer. "The cash raised from this financing will help us to execute certain of our corporate objectives, including continuation of the commercial launch of STOP in Australia, acceleration of marketing initiatives in other international markets, continuation of the reimbursement studies process in the European Union, and expansion of our manufacturing operations."

The Company plans to announce its first quarter 2001 financial results on April 26, 2001, and will hold a conference call to discuss those results and to update investors on the market introduction of STOP in Australia.

ABOUT STOP

Surgical tubal ligation has become the most common form of birth control worldwide, despite the fact that it is invasive and costly. In the U.S., about 93% of such procedures are performed in a hospital or surgi-center under general anesthesia, requiring 4-5 hours of hospital recovery time and resulting in 3-4 days away from work. A STOP procedure does not require cutting or penetration of the abdomen, and can be performed with a local anesthetic in a less costly office setting. Accordingly, a patient is expected to spend about 2-3 hours of her day for a STOP procedure, with a rapid return to normal activities.

ABOUT CONCEPTUS

Conceptus, Inc. is developing STOP, an investigational medical device and procedure in the U.S., which is designed to provide a non-surgical alternative to surgical tubal ligation, the leading form of birth control worldwide. The STOP device is a unique and proprietary micro-coil


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designed to be deployed permanently into each fallopian tube using the Company's minimally invasive transcervical tubal access catheter system. Clinical studies have shown that the STOP device induces a benign occlusive tissue response once in place.

Data from the United Nations show that worldwide, 30% of reproductive couples using contraception rely on surgical tubal ligation. Additionally, a survey performed by the Centers for Disease Control and Prevention indicates that surgical tubal ligation continues to be the most prevalent form of contraception in the U.S., and that 35% of women age 35-44 have had a surgical tubal sterilization. An estimated 700,000 surgical tubal ligations are performed each year in the U.S.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. The receipt of regulatory approvals, results of product development programs, and clinical effectiveness of and market demand for products, among other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors, such as uncertainty of market acceptance of STOP, the Company's limited operating history, delays by regulatory authorities regarding product marketing approvals or reimbursement, scientific advances by third parties and introduction of competitive products, as well as those factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission.

                                      # # #


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONCEPTUS, INC.
                                   (Registrant)


                                   By:  /s/ Glen K. Furuta
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                                        Glen K. Furuta
                                        Vice President, Finance & Administration
                                        and Chief Financial Officer

Dated:   April 12, 2001